Exhibit 99.1

For Immediate Release

NEW TICKER SYMBOL FOR REDPOINT BIO CORPORATION

Ewing, NJ—June 29, 2007—Redpoint Bio Corporation (OTCBB:RPBC) today announced that it has obtained a new ticker symbol, “RPBC”, on the OTC Bulletin Board, which will replace the previous ticker symbol, “RBCR”, effective as of the open of business on July 2, 2007.  The new ticker symbol has been obtained as a result of the merger of Robcor Properties, Inc. with and into Redpoint Bio Corporation.

About Redpoint Bio

Redpoint Bio is leveraging recent discoveries in the molecular biology of taste to discover and develop novel taste enhancers and aversive taste blockers for the food, beverage and pharmaceutical industries. Redpoint Bio’s food and beverage program is focused on identifying flavor enhancers that improve the taste of existing ingredients, reduce the need for excess sugar and salt, and contribute to the development of healthier, better-tasting foods and beverages. The pharmaceutical program uses a biochemical approach aimed at suppressing the bitterness of medicines, which has the potential to expand the range of formulation options and increase patient compliance. For more information, please visit the Company’s website at www.redpointbio.com.

Safe Harbor Statement

In addition to historical facts or statements of current condition, this press release contains forward-looking statements within the meaning of the “Safe Harbor” provisions of The Private Securities Litigation Reform Act of 1995.  Forward-looking statements provide the Company’s current expectations or forecasts of future events.  The Company’s performance and financial results could differ materially from those reflected in these forward-looking statements due to among other factors, any efforts by third parties to invalidate or limit any patents, the marketplace acceptance of its products, the decisions of regulatory authorities, the results of clinical trials and general financial, economic, regulatory and political conditions affecting the food, biotechnology and pharmaceutical industries generally.  Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect.  The Company undertakes no obligation to update publicly any forward-looking statement.

CONTACT AT:
Redpoint Bio Corporation:	Rx Communications Group:

Scott Horvitz	Paula Schwartz (Investors)
Chief Financial Officer	917-322-2216
(609) 637-9700	pschwartz@rxir.com
shorvitz@redpointbio.com

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